Exhibit 10.1
Hartville Group, Inc.
Conversion Agreement and Release
     This Conversion Agreement and Release (the “Agreement”) is entered into as of July 31, 2006 among Hartville Group, Inc., a Nevada corporation (the “Company”), and each of the undersigned holders of Convertible Debentures issued by the Company (each, a “Holder” and collectively, the “Holders”).
Background Information
     A. The Company issued convertible debentures (convertible into shares of the Company’s Common Stock) (the “Convertible Debentures”) and Warrants (to purchase shares of the Company’s Common Stock) (the “Warrants”) to the Holders pursuant to (i) a Securities Purchase Agreement, dated November 11, 2004, by and among the Company and the purchasers signatory thereto, as amended pursuant to that certain Interest Amendment and Forbearance Agreement, dated October ___, 2005, pursuant to which additional Convertible Debentures and Warrants were issued (the “November 11 Purchase Agreement”); and (ii) a Securities Purchase Agreement, dated November 26, 2004, by and among the Company and the purchasers signatory thereto, as amended pursuant to that certain Interest Amendment and Forbearance Agreement, dated October ___, 2005, pursuant to which additional Convertible Debentures and Warrants were issued (the “November 26 Purchase Agreement”). Each of the November 11 Purchase Agreement and the November 26 Purchase Agreement shall be referred to as a “Purchase Agreement” and, collectively, as the “Purchase Agreements”.
     B. Pursuant to (i) the Registration Rights Agreement, dated November 11, 2004, entered into by and among the Company and the purchasers signatory thereto, as amended (the “November 11 Registration Rights Agreement”); and (ii) the Registration Rights Agreement, dated November 26, 2004, entered into by and among the Company and the purchasers signatory thereto, as amended (the “November 26 Registration Rights Agreement”), each of which was entered into in connection with the Purchase Agreements, the Holders have certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Convertible Debentures or exercise of the Warrants and with respect to certain other securities. Each of the November 11 Registration Rights Agreement and the November 26 Registration Rights Agreement shall be referred to as a “Registration Rights Agreement” and, collectively, as the “Registration Rights Agreements”.
     C. The Holders now desire (i) to elect to either convert all Convertible Debentures issued pursuant to the Purchase Agreements into shares of Common Stock of the Company or to receive a cash payment as payment in full with respect to all Convertible Debentures issued pursuant to the Purchase Agreements, in either case pursuant to the terms of this Agreement and (ii) to terminate the Purchase Agreements, the Registration Rights Agreements and the Convertible Debentures in their entirety.
Agreement
     The parties hereby acknowledge the foregoing Background Information and agree as follows:

     The aggregate outstanding principal amount of the Convertible Debentures (the “Conversion Amount”) held by each Holder shall, at the election of each such Holder as indicated on the signature page to this Agreement, either (i) be converted into such number of shares of the Company’s Common Stock as is equal to the Conversion Amount for such Holder divided by $0.15 (with any fractional shares being rounded up to the nearest whole share) (the “Conversion Shares”) or (ii) agree to receive cash in an amount equal to the Conversion Amount for such Holder multiplied by 0.20 (the “Cash Payment”).
     This Agreement shall become effective upon receipt of executed and completed signature pages to this Agreement from all Holders of Convertible Debentures (the “Effective Date”); provided, however, the Effective Date must occur on or before August 1, 2006 or this Agreement shall be null and void and of no further force or effect. The Company hereby agrees that upon the Effective Date, it shall promptly issue and send to each Holder such Holder’s Conversion Shares or Cash Payment, as applicable.
     Each Holder agrees that as of the Effective Date, such Holder’s Convertible Debentures shall be deemed to be converted or re-paid in full, as applicable, and such Holder shall no longer have any rights with respect to such Convertible Debentures (other than the issuance by the Company of the Conversion Shares or payment by the Company of the Cash Payment, as applicable).
     Each Holder agrees that, as of the Effective Date, all provisions in the Securities Purchase Agreements, the Registration Rights Agreements and each Convertible Debenture (collectively, the “Transaction Agreements”) relating solely to the Convertible Debentures and, if after the Effective Date such Holder shall not hold any Conversion Shares (by virtue of prior conversions or receipt of Conversion Shares hereunder), shares underlying the Convertible Debentures (other than any indemnification or contribution provisions), any provisions relating to rights to participate in future financings and any prohibitions on additional financings by the Company shall terminate in their entirety and be of no further force or effect. Nothing herein shall be deemed to modify or amend the rights of a Holder and obligations of the Company under the Transaction Agreements with respect to its Warrant and the Warrant Shares which rights and obligations shall remain in full force and effect; except that, the Company’s obligation to register the Warrant Shares under the Registration Rights Agreement (other than pursuant to any piggy-back registration rights therein) is hereby terminated. Each Holder further agrees that the Company shall be deemed to have complied with all of its rights and obligations under the Transaction Agreements and such Holder hereby releases the Company from all liabilities, damages or obligations pursuant to the Transaction Agreements, including without limitation any rights to registration of securities, liquidated damages or interest payments.
     The Company, for itself and its affiliates and successors and assigns, hereby releases and discharges each Holder and its respective directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) successors and assigns from all suits, claims, charges, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which the Company or its affiliates, successors and assigns have or may have against any or all of them arising out of, relating to, or in connection solely with with the Transaction Documents, the Convertible Debentures and the Warrants.

     Each Holder, severally and not jointly with the other Holders, for itself and its affiliates and successors and assigns, hereby releases and discharges the Company and its respective directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), successors and assigns from all suits, claims, charges, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which such Holder or its affiliates, successors and assigns have or may have against any or all of them arising out of, relating to, or in connection solely with any breach or violation by the Company under the Transaction Documents, Convertible Debentures or Warrants that occurred prior to the date hereof.
     This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement. Any photostatic, facsimile, or electronic reproduction of the executed Agreement shall constitute an original.
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Company:
Hartville Group, Inc.

By:
Dennis C. Rushovich
President & CEO
Holders:

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Outstanding Principal Amount of Convertible Debentures:

Date of Issue of Convertible Debentures:

Please select one of the following conversion alternatives:

Conversion Shares (equal to the Outstanding Principal Amount divided by $0.15)

Cash Payment (equal to the Outstanding Principal Amount multiplied by 0.20)
Address for Delivery of Conversion Shares or Cash Payment, as applicable:

EIN Number:

Facsimile Number:

Email Address:

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